Exhibit 10.32
WHEELS UP EXPERIENCE INC.
INDEMNIFICATION AGREEMENT
This Indemnification Agreement (this “Agreement”) is made by and between Wheels Up Experience Inc., a Delaware corporation (the “Company”, as such term is modified in Section 11), and [●] (“Indemnitee”). This Agreement is effective as of July 13, 2021.
RECITALS
The Indemnitee is (or is about to become) a director or executive officer of the Company. The Company and Indemnitee recognize the increasing difficulty in obtaining liability insurance for directors and officers, the significant increases in the cost of such insurance and the general reductions in the coverage of such insurance. The Company and Indemnitee further recognize the substantial increase in corporate litigation in general, subjecting directors and executive officers to expensive litigation risks at the same time as the availability and coverage of liability insurance has been severely limited. Indemnitee does not regard the current protection available as adequate under the present circumstances, and Indemnitee may not be willing to serve (or continue to serve) as a director or executive officer of Company without additional protection. The Company desires to attract and retain the services of highly qualified individuals, such as Indemnitee, and to indemnify its directors and executive officers so as to provide them with the maximum protection permitted by law.
The Company’s certificate of incorporation and its bylaws require indemnification of the executive officers and directors of the Company, and Indemnitee may also be entitled to indemnification pursuant to the General Corporation Law of the State of Delaware (the “DGCL”). It is reasonable, prudent and necessary for the Company contractually to obligate itself to indemnify, and to advance expenses on behalf of, such persons to the fullest extent permitted by applicable law, regardless of any amendment or revocation of the Company’s certificate of incorporation or bylaws, so that they will serve or continue to serve the Company free from undue concern that they will not be so indemnified. This Agreement is a supplement to and in furtherance of the indemnification provided in the certificate of incorporation of the Company, the bylaws of the Company and any resolutions adopted pursuant thereto, and shall not be deemed a substitute therefor, nor to diminish or abrogate any rights of Indemnitee thereunder.
AGREEMENT
In consideration of the mutual promises made in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Company and Indemnitee hereby agree as follows:
1.    Indemnification.
(a)    Third-Party Proceedings. The Company shall indemnify Indemnitee in accordance with the provisions of this Section 1(a) and to the fullest extent permitted by applicable law, if Indemnitee is or is threatened to be made, a party to or a participant in any Proceeding (other than a Proceeding by or in the right of the Company to procure a judgment in the Company’s favor), against all Expenses, judgments, fines and amounts paid in settlement (if such settlement is approved in advance by the Company, in accordance with the terms of this Section 1(a)) actually and reasonably incurred by Indemnitee (or on Indemnitee’s behalf) in connection with such Proceeding or any claim, issue or matter therein, if Indemnitee acted in good faith and in a manner Indemnitee reasonably believed to be in or not opposed to the best interests of the Company and, in the case of a criminal Proceeding, had no reasonable cause to believe Indemnitee’s conduct was unlawful. Indemnitee shall not enter into any settlement in connection with a Proceeding without ten (10) days’ prior notice to the Company and without the Company’s prior written consent, which consent may not be unreasonably withheld.
(b)    Proceedings By or in the Right of the Company. The Company shall indemnify Indemnitee in accordance with the provisions of this Section 1(b) and to the fullest extent permitted by applicable law, if Indemnitee is or is threatened to be made a party to or a participant in any Proceeding by or in the right of the Company to procure a judgment in the Company’s favor, against all Expenses actually and reasonably incurred by Indemnitee (or on Indemnitee’s behalf) in connection with such Proceeding or any claim, issue or matter therein, if Indemnitee acted in good faith and in a manner Indemnitee reasonably believed to be in or not opposed to the best interests of the Company, except that no indemnification shall be made in respect of any claim, issue or matter as to which Indemnitee shall have been finally adjudicated by court order or judgment to be liable to the Company unless and only to the extent that the Delaware Court of Chancery or the court in which such Proceeding is or was pending shall determine upon application that, in view of all the circumstances of the case, Indemnitee is fairly and reasonably entitled to indemnity for such expenses which such court shall deem proper.
(c)    Success on the Merits. To the fullest extent permitted by applicable law, notwithstanding any other provision of this Agreement and except as provided in Section 7, to the extent that Indemnitee is a party to or a participant in and is successful on the merits or otherwise in any Proceeding referred to in Section 1(a) or Section 1(b) or the defense of any claim, issue or matter therein, in whole or in part, the Company shall indemnify Indemnitee against all Expenses actually and reasonably incurred by Indemnitee (or on Indemnitee’s behalf) in connection therewith. Without limiting the generality of the foregoing, if Indemnitee is successful on the merits or otherwise as to one or more but less than all claims, issues or matters in a Proceeding, the Company shall indemnify Indemnitee against all Expenses actually and reasonably incurred by Indemnitee in connection with such successfully resolved claims, issues or matters to the fullest extent permitted by applicable law. If any Proceeding is disposed of on the merits or otherwise (including a disposition without prejudice), without (i) the disposition being adverse to Indemnitee, (ii) an adjudication that Indemnitee was liable to the Company, (iii) a plea of guilty by Indemnitee, (iv) an adjudication that Indemnitee did not act in good faith and in a manner Indemnitee reasonably believed to be in or not opposed to the best interests of the Company, and (v) with respect to any criminal Proceeding, an adjudication that Indemnitee had reasonable cause to believe Indemnitee’s conduct was unlawful, Indemnitee shall be considered for the purposes hereof to have been wholly successful with respect thereto.
(d)    Witness Expenses. To the fullest extent permitted by applicable law and to the extent that Indemnitee is, by reason of the Indemnitee’s status as a current or former director, executive officer, employee, agent or trustee of the Company or of any other enterprise which the Indemnitee is or was serving at the request of the Company, a witness or otherwise asked to participate in any Proceeding to which Indemnitee is not a party and is not threatened to be made a party, the Company shall indemnify Indemnitee against all Expenses actually and reasonably incurred by Indemnitee (or on Indemnitee’s behalf) in connection with such Proceeding.
2.    Indemnification Procedure.
(a)    Advancement of Expenses. To the fullest extent permitted by applicable law, the Company shall advance all Expenses actually and reasonably incurred by Indemnitee in connection with a Proceeding (or any part of any Proceeding) within thirty (30) days after receipt by the Company of a statement requesting such advances (which shall include invoices received by Indemnitee in connection with such Expenses but, in the case of invoices in connection with legal services, any references to legal work performed or to expenditure made that would cause Indemnitee to waive any privilege accorded by applicable law shall not be included with the invoice). Such advances shall be unsecured and interest free and shall be made without regard to Indemnitee’s ability to repay the Expenses and without regard to Indemnitee’s ultimate entitlement to indemnification under the other provisions of this Agreement. Indemnitee shall be entitled to continue to receive advancement of Expenses pursuant to this Section 2(a) unless and until the matter of Indemnitee’s entitlement to indemnification hereunder has been finally adjudicated by court order or judgment from which no further right of appeal exists. Indemnitee hereby undertakes to repay such amounts advanced only if, and to the extent that, it ultimately is determined that Indemnitee is not entitled to be indemnified by the Company under the other provisions of this Agreement. Indemnitee shall qualify for advances upon the execution and delivery of this Agreement, which shall constitute the requisite undertaking with respect to repayment of advances made hereunder and no other form of undertaking shall be required to qualify for advances made hereunder other than the execution of this Agreement.
(b)    Notice and Cooperation by Indemnitee; Participation by Company. Indemnitee shall promptly notify the Company in writing upon being served with any summons, citation, subpoena, complaint, indictment, information or other document relating to any Proceeding or matter for which indemnification will or could be sought under this Agreement. Such notice to the Company shall include a description of the nature of, and facts underlying, the Proceeding and shall be given in accordance with the provisions of Section 13(e) below. In addition, Indemnitee shall give the Company and, to the extent an Independent Counsel is engaged to make a determination of entitlement to indemnification pursuant to Section 2(c)(ii)(2) hereof, such independent counsel, such additional information and cooperation as such person may reasonably request. Indemnitee’s failure to so notify, provide information and otherwise cooperate with the Company shall not relieve the Company of any obligation that it may have to Indemnitee under this Agreement, except to the extent that the Company is adversely affected by such failure. The Company will be entitled to participate in the Proceeding at its own expense.
(c)    Determination of Entitlement.
(i)    Final Disposition. Notwithstanding any other provision in this Agreement, no determination as to entitlement to indemnification under this Agreement shall be required to be made prior to the final disposition of the Proceeding.
(ii)    Determination.
(1)    Following the final disposition of a Proceeding, the Company shall, promptly after receipt of a statement requesting payment with respect to the indemnification rights set forth in Section 1, take the steps necessary to make a determination with respect to Indemnitee’s entitlement to indemnification under this Agreement. A determination with respect to Indemnitee’s entitlement to indemnification under this Agreement shall be made in the specific case by one of the following four methods, which shall be at the election of the board of directors of the Company (the “Board”): (A) by a majority vote of the disinterested directors, even though less than a quorum, (B) by a committee of disinterested directors designated by a majority vote of the disinterested directors, even though less than a quorum, (C) if there are no disinterested directors or if the disinterested directors so direct, by Independent Counsel in a written opinion to the Board, a copy of which shall be delivered to the Indemnitee, or (D) if so directed by the Board, by the stockholders of the Company. For purposes hereof, disinterested directors are those members of the Board who are not parties to the action, suit or proceeding in respect of which indemnification is sought by Indemnitee.
(2)    If the determination of entitlement to indemnification is to be made by Independent Counsel pursuant to Section 2(c)(ii)(1), the Independent Counsel shall be selected as provided in this Section 2(c)(ii)(2). The Independent Counsel shall be selected by the Board who will provide notice of such selection to the Indemnitee. Indemnitee may, within ten (10) days after such written notice of selection shall have been given, deliver to the Company a written objection to such selection; provided, however, that such objection may be asserted only on the ground that the Independent Counsel so selected does not meet the requirements of “Independent Counsel” as defined below, and the objection shall set forth with particularity the factual basis of such assertion. Absent a proper and timely objection, the person so selected shall act as Independent Counsel. If a written objection is made and substantiated, the Independent Counsel selected may not serve as Independent Counsel unless and until such objection is withdrawn or a court has determined that such objection is without merit. If, within twenty (20) days after submission by Indemnitee of a written request for indemnification pursuant to Section 2(c)(ii)(1) hereof, no Independent Counsel shall have been selected and not objected to, either the Company or Indemnitee may petition the Court of Chancery of the State of Delaware or other court of competent jurisdiction for resolution of any objection which shall have been made by the Indemnitee to the Company’s selection of Independent Counsel and/or for the appointment as Independent Counsel of a person selected by the court or by such other person as the court shall designate, and the person with respect to whom all objections are so resolved or the person so appointed shall act as Independent Counsel under Section 2(c)(ii)(1). The Company shall pay any and all reasonable fees and expenses of Independent Counsel incurred by such Independent Counsel in connection with acting pursuant to Section 2(c)(ii)(1), and the Company shall pay all reasonable fees and expenses incurred by the Company and the Indemnitee incident to the procedures of this Section 2(c)(ii)(2), regardless of the manner in which such Independent Counsel was selected or appointed.
(3)    In making a determination with respect to entitlement to indemnification hereunder, the person or persons or entity making such determination shall presume that Indemnitee is entitled to indemnification under this Agreement and the Company shall have the burden of proof to overcome that presumption in connection with the making of any determination contrary to that presumption. The termination of any Proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not (except as otherwise expressly provided in this Agreement), of itself, create a presumption that Indemnitee did not act in good faith and in a manner which Indemnitee reasonably believed to be in or not opposed to the best interests of the Company, or, in the case of a criminal Proceeding, that Indemnitee had reasonable cause to believe that Indemnitee’s conduct was unlawful.
(iii)    Payment; Unpaid Claims. In the event that a determination is made pursuant to Section 2(c)(ii) that Indemnitee is entitled to indemnification under this Agreement, to the extent required by applicable law, the Company shall take the steps necessary to authorize such payment in the manner set forth in Section 145 of the DGCL. The Company shall pay any claims made under this Agreement, under any statute, or under any provision of the Company’s certificate of incorporation or bylaws providing for indemnification by the date that is thirty (30) days after the date of determination of Indemnitee’s entitlement to indemnification or, if such claim is for the advancement of expenses, by the date that is thirty (30) days after the request for such advancement is made by Indemnitee (the “Payment Deadline”). If a claim is not paid in full by the Payment Deadline, or if a determination is made pursuant to Section 2(c)(ii) that Indemnitee is not entitled to indemnification under this Agreement, Indemnitee may, but need not, at any time thereafter bring an action against the Company in the Delaware Court of Chancery to recover the unpaid amount of the claim, so long as such Proceeding is commenced within one hundred and eighty (180) days following the date on which Indemnitee first has the right to commence such Proceeding and, subject to Section 12, Indemnitee shall also be entitled to advancement of all Expenses actually and reasonably incurred by Indemnitee in connection with bringing such action, and the Company will indemnify Indemnitee against all such Expenses unless the Court of Chancery determines Indemnitee’s claims in such action were made in bad faith, were frivolous or were prohibited by law. It shall be a defense to any such action (other than an action brought to enforce a claim for advancement of Expenses under Section 2(a)) that Indemnitee has not met the standards of conduct which make it permissible under applicable law for the Company to indemnify Indemnitee for the amount claimed. In the event that a determination shall have been made pursuant to this Agreement that Indemnitee is not entitled to indemnification, any action commenced pursuant to this Section 2(c)(iii) shall be conducted in all respects as a de novo trial on the merits and Indemnitee shall not be prejudiced by reason of that adverse determination.
(d)    Payment Directions. To the extent payments are required to be made hereunder, the Company shall, in accordance with Indemnitee’s request (but without duplication), (i) pay such Expenses on behalf of Indemnitee, (ii) advance to Indemnitee funds in an amount sufficient to pay such Expenses, or (iii) reimburse Indemnitee for such Expenses.
(e)    Notice to Insurers. If, at the time of the receipt of a notice of a claim pursuant to Section 2(b) hereof, the Company has director and officer liability insurance in effect, the Company shall give prompt notice of the commencement of such Proceeding to the insurers in accordance with the procedures set forth in the respective policies. The Company shall thereafter take all necessary or desirable action to cause such insurers to pay, on behalf of Indemnitee, all amounts payable as a result of such Proceeding in accordance with the terms of such policies.
3.    Additional Indemnification Rights.
(a)    Scope. Except as provided in Section 7, notwithstanding any limitation in Section 1, the Company shall indemnify Indemnitee to the fullest extent permitted by law if Indemnitee is a party to or is threatened to be made a party to any Proceeding (including a Proceeding by or in the right of the Company to procure a judgment in its favor) against all Expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred by Indemnitee in connection with the Proceeding.
(i)    For purposes of Section 3(a), the meaning of the phrase “to the fullest extent permitted by law” shall include, but not be limited to:
(A)    to the fullest extent permitted by the provision of the DGCL that authorizes or contemplates additional indemnification by agreement, or the corresponding provision of any amendment to or replacement of the DGCL or such provision thereof; and
(B)    to the fullest extent authorized or permitted by any amendments to or replacements of the DGCL adopted after the date of this Agreement that increase the extent to which a corporation may indemnify its executive officers and directors.
(b)    Nonexclusivity. The indemnification provided by this Agreement shall not be deemed exclusive of any rights to which Indemnitee may be entitled under the Company’s certificate of incorporation, its bylaws, any agreement, any vote of stockholders or disinterested members of the Board, the DGCL, or otherwise, both as to action in Indemnitee’s official capacity and as to action in another capacity while holding such office. To the extent that a change in Delaware law, whether by statute or judicial decision, permits greater indemnification or advancement than would be afforded currently under the Company’s certificate of incorporation, bylaws or this Agreement, it is the intent of the parties hereto that Indemnitee shall enjoy by this Agreement the greater benefits so afforded by such change. No right or remedy herein conferred is intended to be exclusive of any other right or remedy, and every other right and remedy shall be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other right or remedy.
(c)    Third-Party Indemnification. The Company hereby acknowledges that Indemnitee has or may from time to time obtain certain rights to indemnification, advancement of expenses and/or insurance provided by one or more third parties (collectively, the “Third-Party Indemnitors”). The Company hereby agrees that it is the indemnitor of first resort (i.e., its obligations to Indemnitee are primary and any obligation of the Third-Party Indemnitors to advance expenses or to provide indemnification for the same expenses or liabilities incurred by Indemnitee are secondary), and that the Company will not assert that the Indemnitee must seek expense advancement or reimbursement, or indemnification, from any Third-Party Indemnitor before the Company must perform its expense advancement and reimbursement, and indemnification obligations, under this Agreement. No advancement or payment by the Third-Party Indemnitors on behalf of Indemnitee with respect to any claim for which Indemnitee has sought indemnification from the Company shall affect the foregoing. The Third-Party Indemnitors shall be subrogated to the extent of such advancement or payment to all of the rights of recovery which Indemnitee would have had against the Company if the Third-Party Indemnitors had not advanced or paid any amount to or on behalf of Indemnitee. If for any reason a court of competent jurisdiction determines that the Third-Party Indemnitors are not entitled to the subrogation rights described in the preceding sentence, the Third-Party Indemnitors shall have a right of contribution by the Company to the Third-Party Indemnitors with respect to any advance or payment by the Third-Party Indemnitors to or on behalf of the Indemnitee.
(d)    Interest on Unpaid Amounts. If any payment to be made by the Company to Indemnitee hereunder is delayed by more than ninety (90) days from the date the duly prepared request for such payment is received by the Company, interest shall be paid by the Company to Indemnitee at the legal rate under Delaware law for amounts which the Company indemnifies or is obligated to indemnify for the period commencing with the date on which Indemnitee actually incurs such Expense or pays such judgment, fine or amount in settlement and ending with the date on which such payment is made to Indemnitee by the Company.
4.    Partial Indemnification. If Indemnitee is entitled under any provision of this Agreement to indemnification by the Company for some or a portion of the Expenses, judgments, fines or amounts paid in settlement, actually and reasonably incurred in connection with a Proceeding, but not, however, for the total amount thereof, the Company shall nevertheless indemnify Indemnitee for the portion of such Expenses, judgments, fines and amounts paid in settlement to which Indemnitee is entitled.
5.    Director and Officer Liability Insurance.
(a)    D&O Policy. The Company shall, from time to time, make the good faith determination whether or not it is practicable for the Company to obtain and maintain a policy or policies of insurance with reputable insurance companies providing the directors and officers of the Company with coverage for losses from wrongful acts, or to ensure the Company’s performance of its indemnification obligations under this Agreement. Among other considerations, the Company will weigh the costs of obtaining such insurance coverage against the protection afforded by such coverage. In all policies of director and officer liability insurance, Indemnitee shall be named as an insured in such a manner as to provide Indemnitee the same rights and benefits as are accorded to the most favorably insured of the Company’s directors, if Indemnitee is a director; or of the Company’s executive officers, if Indemnitee is not a director of the Company but is an executive officer. Notwithstanding the foregoing, the Company shall have no obligation to obtain or maintain such insurance if the Company determines in good faith that such insurance is not reasonably available, if the premium costs for such insurance are disproportionate to the amount of coverage provided, if the coverage provided by such insurance is limited by exclusions so as to provide an insufficient benefit, or if Indemnitee is covered by similar insurance maintained by a parent or subsidiary of the Company.
(b)    Tail Coverage. In the event of a Change of Control or the Company’s becoming insolvent (including being placed into receivership or entering the federal bankruptcy process and the like), the Company shall maintain in force any and all insurance policies then maintained by the Company in providing insurance (directors’ and officers’ liability, fiduciary, employment practices or otherwise) in respect of Indemnitee, for a period of six years thereafter.
6.    Severability. Nothing in this Agreement is intended to require or shall be construed as requiring the Company to do or fail to do any act in violation of applicable law. The Company’s inability, pursuant to court order, to perform its obligations under this Agreement shall not constitute a breach of this Agreement. If this Agreement or any portion hereof shall be invalidated on any ground by any court of competent jurisdiction, then the Company shall nevertheless indemnify Indemnitee to the full extent permitted by any applicable portion of this Agreement that shall not have been invalidated, and the balance of this Agreement not so invalidated shall be enforceable in accordance with its terms.
7.    Exclusions. Notwithstanding any provision in this Agreement to the contrary, the Company shall not be obligated pursuant to the terms of this Agreement:
(a)    Claims Initiated by Indemnitee. To indemnify or advance Expenses to Indemnitee with respect to Proceedings initiated or brought by Indemnitee (including Expenses incurred by Indemnitee in defending any affirmative defenses or counterclaims brought or made in connection with a claim initiated by Indemnitee), except with respect to Proceedings brought to establish, enforce or interpret a right to indemnification under this Agreement or any other agreement or insurance policy or under the Company’s certificate of incorporation or bylaws now or hereafter in effect relating to indemnification or advancement (which shall be governed by Section 12) or as otherwise required by the DGCL, but such indemnification or advancement of Expenses may be provided by the Company in specific cases if the Board finds it to be appropriate; provided, however, that the exclusion set forth in the first clause of this subsection shall not be deemed to apply to any investigation initiated or brought by Indemnitee to the extent reasonably necessary or advisable in support of Indemnitee’s defense of a Proceeding to which Indemnitee was, is or is threatened to be made, a party. For the avoidance of doubt, Indemnitee shall not be deemed, for purposes of this subsection, to have initiated or brought any claim by reason of (i) having asserted any affirmative defenses in connection with a claim not initiated by Indemnitee or (ii) having made any counterclaim (whether permissive or mandatory) in connection with any claim not initiated by Indemnitee;
(b)    Insured Claims. To indemnify Indemnitee for Expenses to the extent such Expenses have been paid directly to Indemnitee by an insurance carrier under any insurance policy or other indemnity provision maintained by the Company;
(c)    Certain Exchange Act Claims. To indemnify Indemnitee in connection with any claim made against Indemnitee for (i) an accounting of profits made from the purchase and sale (or sale and purchase) by Indemnitee of securities of the Company within the meaning of Section 16(b) of the Exchange Act or any similar successor statute or any similar provisions of state statutory law or common law, (ii) any reimbursement of the Company by Indemnitee of any bonus or other incentive-based or equity-based compensation or of any profits realized by Indemnitee from the sale of securities of the Company, as required in each case under the Exchange Act (including any such reimbursements that arise from an accounting restatement of the Company pursuant to Section 304 of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”) or Section 954 of the Dodd-Frank Wall Street Reform and Consumer

Protection Act, or the payment to the Company of profits arising from the purchase and sale by Indemnitee of securities in violation of Section 306 of the Sarbanes-Oxley Act) or (iii) any reimbursement of the Company by Indemnitee of any compensation pursuant to any compensation recoupment or clawback policy adopted by the Board or the compensation committee of the Board, including but not limited to any such policy adopted to comply with stock exchange listing requirements implementing Section 10D of the Exchange Act; provided, however, that to the fullest extent permitted by applicable law and to the extent Indemnitee is successful on the merits or otherwise with respect to any such Proceeding, the Expenses actually and reasonably incurred by Indemnitee in connection with any such Proceeding shall be deemed to be Expenses that are subject to indemnification hereunder;
(d)    Prohibited by Law. To indemnify Indemnitee in any circumstance where such indemnification has been determined by a final (not interlocutory) judgment or other adjudication of a court or arbitration or administrative body of competent jurisdiction as to which there is no further right or option of appeal or the time within which an appeal must be filed has expired without such filing to be prohibited by law.
8.    Contribution Claims.
(a)    If the indemnification provided in Section 1 is unavailable in whole or in part and may not be paid to Indemnitee for any reason other than those set forth in Section 7, then in respect to any Proceeding in which the Company is jointly liable with Indemnitee (or would be if joined in such Proceeding), to the fullest extent permitted by applicable law, the Company, in lieu of indemnifying Indemnitee, will contribute to the amount incurred by Indemnitee, whether for Expenses, judgments, fines or amounts paid in settlement, in connection with any Proceeding, in such proportion as is deemed fair and reasonable in light of all the circumstances of such Proceeding in order to reflect (i) the relative benefits received by the Company and Indemnitee as a result of the event(s) and/or transaction(s) giving rise to such Proceeding; and/or (ii) the relative fault of the Company (and its directors, executive officers, employees or agents) and Indemnitee in connection with such event(s) and/or transaction(s).
(b)    With respect to a Proceeding brought against directors, executive officers, employees or agents of the Company (other than Indemnitee), to the fullest extent permitted by applicable law, the Company shall indemnify Indemnitee from any claims for contribution that may be brought by any such directors, executive officers, employees or agents of the Company (other than Indemnitee) who may be jointly liable with Indemnitee, to the same extent Indemnitee would have been entitled to such indemnification under this Agreement if such Proceeding had been brought against Indemnitee.
9.    No Imputation. The knowledge and/or actions, or failure to act, of any director, officer, agent or employee of the Company or the Company itself shall not be imputed to Indemnitee for purposes of determining any rights under this Agreement.
10.    Determination of Good Faith. For purposes of any determination of good faith, Indemnitee shall be deemed to have acted in good faith if Indemnitee’s action is based on the records or books of account of the Enterprise, including financial statements, or on information supplied to Indemnitee by the officers of the Enterprise in the course of their duties, or on the advice of legal counsel for the Enterprise or the board of directors of the Enterprise or any counsel selected by any committee of the board of directors of the Enterprise or on information or records given or reports made to the Enterprise by an independent certified public accountant or by an appraiser, investment banker, compensation consultant, or other expert selected with reasonable care by the Enterprise or the board of directors of the Enterprise or any committee thereof. The provisions of this Section 10 shall not be deemed to be exclusive or to limit in any way the other circumstances in which the Indemnitee may be deemed to have met the applicable standard of conduct. Whether or not the foregoing provisions of this

Section are satisfied, it shall in any event be presumed that Indemnitee has at all times acted in good faith and in a manner Indemnitee reasonably believed to be in or not opposed to the best interests of the Company.
11.    Defined Terms and Phrases. For purposes of this Agreement, the following terms shall have the following meanings:
(a)    “Beneficial Owner” and “Beneficial Ownership” shall have the meanings set forth in Rule 13d-3 promulgated under the Exchange Act as in effect on the date hereof.
(b)    “Change of Control” shall be deemed to occur upon the earliest of any of the following events:
(i)    Acquisition of Stock by Third Party. Any Person is or becomes the Beneficial Owner, directly or indirectly, of securities of the Company representing 15% or more of the combined voting power of the Company’s then outstanding securities entitled to vote generally in the election of directors, unless (1) the change in the relative Beneficial Ownership of the Company’s securities by any Person results solely from a reduction in the aggregate number of outstanding shares of securities entitled to vote generally in the election of directors, or (2) such acquisition was approved in advance by the Continuing Directors and such acquisition would not constitute a Change of Control under part (iii) of this definition.
(ii)    Change in Board of Directors. Individuals who, as of the date of this Agreement, constitute the Board, and any new director whose election by the Board or nomination for election by the Company’s stockholders was approved by a vote of at least two thirds of the directors then still in office who were directors on the date of this Agreement (collectively, the “Continuing Directors”), cease for any reason to constitute at least a majority of the members of the Board.
(iii)    Corporate Transaction. The effective date of a reorganization, merger, or consolidation of the Company (a “Business Combination”), in each case, unless, following such Business Combination: (1) all or substantially all of the individuals and entities who were the Beneficial Owners of securities entitled to vote generally in the election of directors immediately prior to such Business Combination beneficially own, directly or indirectly, more than 51% of the combined voting power of the then outstanding securities of the Company entitled to vote generally in the election of directors resulting from such Business Combination (including a corporation which as a result of such transaction owns the Company or all or substantially all of the Company’s assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Business Combination, of the securities entitled to vote generally in the election of directors and with the power to elect at least a majority of the Board or other governing body of the surviving entity; (2) no Person (excluding any corporation resulting from such Business Combination) is the Beneficial Owner, directly or indirectly, of 15% or more of the combined voting power of the then outstanding securities entitled to vote generally in the election of directors of such corporation except to the extent that such ownership existed prior to the Business Combination; and (3) at least a majority of the Board of the corporation resulting from such Business Combination were Continuing Directors at the time of the execution of the initial agreement, or of the action of the Board, providing for such Business Combination.
(iv)    Liquidation. The approval by the Company’s stockholders of a complete liquidation of the Company or an agreement or series of agreements for the sale or disposition by the Company of all or substantially all of the Company’s assets, other than factoring the Company’s current receivables or escrows due (or, if such approval is not required, the decision by the Board to proceed with such a liquidation, sale or disposition in one transaction or a series of related transactions).

(v)    Other Events. There occurs any other event of a nature that would be required to be reported in response to Item 6(e) of Schedule 14A of Regulation 14A (or a response to any similar item or any similar schedule or form) promulgated under the Exchange Act whether or not the Company is then subject to such reporting requirement.
(c)    “Company” shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that if Indemnitee is or was a director, executive officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, executive officer, trustee, general partner, managing member, fiduciary, employee or agent of any other enterprise, Indemnitee shall stand in the same position under the provisions of this Agreement with respect to the resulting or surviving corporation as Indemnitee would have with respect to such constituent corporation if its separate existence had continued.
(d)    “Enterprise” means the Company and any other enterprise that Indemnitee was or is serving at the request of the Company as a director, officer, partner (general, limited or otherwise), member (managing or otherwise), trustee, fiduciary, employee or agent.
(e)    “Exchange Act” means the Securities Exchange Act of 1934, as amended.
(f)    “Expenses” shall include all direct and indirect costs, fees and expenses of any type or nature whatsoever, including reasonable attorneys’ fees and costs, retainers, court costs, transcript costs, fees of experts, witness fees, travel expenses, fees of private investigators and professional advisors, duplicating costs, printing and binding costs, telephone charges, postage, delivery service fees, any federal, state, local or foreign taxes imposed on Indemnitee as a result of the actual or deemed receipt of any payment under this Agreement (including taxes that may be imposed upon the actual or deemed receipt of payments under this Agreement with respect to the imposition of federal, state, local or foreign taxes), fax transmission charges, secretarial services and all other disbursements, obligations or expenses in connection with prosecuting, defending, preparing to prosecute or defend, investigating, being or preparing to be a witness in, settlement or appeal of, or otherwise participating in a Proceeding. Expenses also shall include any of the forgoing expenses incurred in connection with any appeal resulting from any Proceeding, including the principal, premium, security for, and other costs relating to any costs bond, supersedes bond, or other appeal bond or its equivalent. Expenses also shall include any interest, assessment or other charges imposed thereon and costs incurred in preparing statements in support of payment requests hereunder. Expenses, however, shall not include amounts paid in settlement by Indemnitee or the amount of judgments or fines against Indemnitee.
(g)    “Independent Counsel” means a law firm, or a partner (or, if applicable, member) of such a law firm, that is experienced in matters of Delaware corporation law and neither at present is, nor in the past five (5) years has been, retained to represent (i) the Enterprise or Indemnitee in any matter material to any such party (other than with respect to matters concerning Indemnitee under this Agreement, or of other indemnitees under similar indemnification agreements), or (ii) any other party to the Proceeding giving rise to a claim for indemnification hereunder. Notwithstanding the foregoing, the term “Independent Counsel” shall not include any person who, under the applicable standards of professional conduct then prevailing, would have a conflict of interest in representing either the Company or Indemnitee in an action to determine Indemnitee’s rights under this Agreement. The Company agrees to pay the reasonable fees of the Independent Counsel referred to above and to fully indemnify such counsel against any and all expenses, claims, liabilities and damages arising out of or relating to this Agreement or its engagement pursuant hereto.

(h)    “Person” shall have the meaning as set forth in Section 13(d) and 14(d) of the Exchange Act as in effect on the date hereof; provided, however, that “Person” shall exclude: (i) the Company; (ii) any direct or indirect majority owned subsidiaries of the Company; (iii) any employee benefit plan of the Company or any direct or indirect majority owned subsidiaries of the Company or of any corporation owned, directly or indirectly, by the Company’s stockholders in substantially the same proportions as their ownership of stock of the Company (an “Employee Benefit Plan”); and (iv) any trustee or other fiduciary holding securities under an Employee Benefit Plan.
(i)    “Proceeding” shall include any actual, threatened, pending or completed action, suit, arbitration, mediation, alternate dispute resolution mechanism, investigation, inquiry, administrative hearing or any other actual, threatened or completed proceeding, whether brought by a third party, a government agency, the Company or its Board or a committee thereof, whether in the right of the Company or otherwise and whether of a civil (including intentional or unintentional tort claims), criminal, administrative, legislative or investigative (formal or informal) nature, including any appeal therefrom, in which Indemnitee was, is, will or might be involved as a party, potential party, non-party witness or otherwise by reason of the fact that Indemnitee is or was a director and/or officer of the Company, by reason of any action (or failure to act) taken by Indemnitee or of any action (or failure to act) on Indemnitee’s part while acting as a director and/or officer of the Company, or by reason of the fact that Indemnitee is or was serving at the request of the Company as a director, officer, general partner managing member, trustee, fiduciary, employee or agent of any other enterprise, in each case solely to the extent Indemnitee was acting in his or her capacity as such and to the extent Indemnitee’s activities relate to the business of the Company and its subsidiaries.
(j)    In addition, references to “other enterprise” shall include another corporation, partnership, limited liability company, joint venture, trust, employee benefit plan or any other enterprise (other than the Company); references to “fines” shall include any excise taxes assessed on Indemnitee with respect to an employee benefit plan; references to “serving at the request of the Company” shall include any service as a director, officer, employee or agent of the Company which imposes duties on, or involves services by Indemnitee with respect to an employee benefit plan, its participants, or beneficiaries; and if Indemnitee acted in good faith and in a manner Indemnitee reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan, Indemnitee shall be deemed to have acted in a manner “not opposed to the best interests of the Company” as referred to in this Agreement; references to “include” or “including” shall mean include or including, without limitation; and references to Sections, paragraphs or clauses are to Sections, paragraphs or clauses in this Agreement unless otherwise specified.
12.    Attorneys’ Fees. In the event that any Proceeding is instituted by Indemnitee under this Agreement to enforce or interpret any of the terms hereof, the Company shall indemnify Indemnitee against all Expenses actually and reasonably incurred by Indemnitee in connection with such Proceeding, unless a court of competent jurisdiction determines that each of the material assertions made by Indemnitee as a basis for such Proceeding were not made in good faith or were frivolous. In the event of a Proceeding instituted by or in the name of the Company under this Agreement or to enforce or interpret any of the terms of this Agreement, the Company shall indemnify Indemnitee against all Expenses actually and reasonably incurred by Indemnitee in connection with such Proceeding (including with respect to Indemnitee’s counterclaims and cross-claims made in such action), unless a court of competent jurisdiction determines that each of Indemnitee’s material defenses to such action were made in bad faith or were frivolous.

13.    Miscellaneous.
(a)    Governing Law and Consent to Jurisdiction. This Agreement and the legal relations among the parties shall be governed by, and construed and enforced in accordance with, the laws of the State of Delaware, without regard to its conflict of laws rules. The Company and Indemnitee hereby irrevocably and unconditionally (i) agree that any action or proceeding arising out of or in connection with this Agreement shall be brought only in the Chancery Court, and not in any other state or federal court in the United States of America or any court in any other country, (ii) consent to submit to the exclusive jurisdiction of the Delaware Court for purposes of any action or proceeding arising out of or in connection with this Agreement, (iii) waive any objection to the laying of venue of any such action or proceeding in the Chancery Court and (iv) waive, and agree not to plead or to make, any claim that any such action or proceeding brought in the Chancery Court has been brought in an improper or inconvenient forum.
(b)    Entire Agreement; Binding Effect. Without limiting any of the rights of Indemnitee described in Section 3(b), this Agreement sets forth the entire agreement and understanding of the parties relating to the subject matter herein and merges all prior discussions and supersedes any and all previous agreements between them covering the subject matter herein. The indemnification provided under this Agreement applies with respect to events occurring before or after the effective date of this Agreement, and shall continue to apply even after Indemnitee has ceased to serve the Company in any and all indemnified capacities.
(c)    Amendments and Waivers. No modification of or amendment to this Agreement, nor any waiver of any rights under this Agreement, shall be effective unless in writing signed by the parties to this Agreement. No delay or failure to require performance of any provision of this Agreement shall constitute a waiver of that provision as to that or any other instance.
(d)    Successors and Assigns. This Agreement shall be binding upon the Company and its successors (including any direct or indirect successor by purchase, merger, consolidation or otherwise to all or substantially all of the business and/or assets of the Company) and assigns, and inure to the benefit of Indemnitee and Indemnitee’s heirs, executors, administrators, legal representatives and assigns. The Company shall require and cause any successor (whether direct or indirect by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company, by written agreement in form and substance satisfactory to Indemnitee, expressly to assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform if no such succession had taken place.
(e)    Notices. All notices, requests, demands and other communications under this Agreement shall be in writing and shall be deemed to have been duly given if (i) delivered by hand and receipted for by the party to whom said notice or other communication shall have been directed, (ii) mailed by certified or registered mail with postage prepaid, on the third business day after the date on which it is so mailed, (iii) mailed by reputable overnight courier and receipted for by the party to whom said notice or other communication shall have been directed or (iv) sent by facsimile or other electronic transmission, with receipt of oral confirmation that such transmission has been received:
(A)    If to Indemnitee, at the address indicated on the signature page of this Agreement, or such other address as Indemnitee shall provide to the Company.

(B)    If to the Company:
Wheels Up Experience Inc.
602 West 26th Street
New York, New York 10001
Attention: Laura Heltebran, Esq.
Email: Laura.Heltebran@wheelsup.com
or to any other address as may have been furnished to Indemnitee by the Company.
(f)    Severability. If any provision or provisions of this Agreement shall be held to be invalid, illegal or unenforceable for any reason whatsoever: (i) the validity, legality and enforceability of the remaining provisions of this Agreement (including without limitation, each portion of any Section of this Agreement containing any such provision held to be invalid, illegal or unenforceable, that is not itself invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby and shall remain enforceable to the fullest extent permitted by law; (ii) such provision or provisions shall be deemed reformed to the extent necessary to conform to applicable law and to give the maximum effect to the intent of the parties hereto; and (iii) to the fullest extent possible, the provisions of this Agreement (including, without limitation, each portion of any Section of this Agreement containing any such provision held to be invalid, illegal or unenforceable, that is not itself invalid, illegal or unenforceable) shall be construed so as to give effect to the intent manifested thereby.
(g)    Construction and Headings. This Agreement is the result of negotiations between and has been reviewed by each of the parties hereto and their respective counsel, if any; accordingly, this Agreement shall be deemed to be the product of all of the parties hereto, and no ambiguity shall be construed in favor of or against any one of the parties hereto. The headings of this Agreement are inserted for convenience only and shall not be deemed to constitute part of this Agreement or to affect the construction thereof.
(h)    Counterparts. This Agreement may be executed in two (2) or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same the same instrument. Counterparts may be delivered via facsimile, electronic mail (including pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.
(i)    No Employment Rights. Nothing contained in this Agreement is intended to create in Indemnitee any right to continued employment.
(j)    Company Position. The Company shall be precluded from asserting, in any Proceeding brought for purposes of establishing, enforcing or interpreting any right to indemnification under this Agreement, that the procedures and presumptions of this Agreement are not valid, binding and enforceable and shall stipulate in any such court that the Company is bound by all the provisions of this Agreement and is precluded from making any assertion to the contrary.
(k)    Subrogation. Subject to Section 3(c), in the event of payment under this Agreement, the Company shall be subrogated to the extent of such payment to all of the rights of recovery of Indemnitee, who shall execute all documents required and shall do all acts that may be necessary to secure such rights and to enable the Company to effectively bring suit to enforce such rights.
[Signature Page Follows]

IN WITNESS WHEREOF, the parties have caused this Agreement to be signed as of the day and year first above written.

WHEELS UP EXPERIENCE INC.

By:
Name:
Title:

INDEMNITEE

[Name]
[Signature Page to Indemnification Agreement]